UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2016

Xtant Medical Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2016, Bacterin International, Inc. (“Bacterin International”), a wholly owned subsidiary of Xtant Medical Holdings, Inc. (the “Company”), entered into an amendment (the “Amendment”) with ROS Acquisition Offshore LP and Orbimed Royalty Opportunities II, LP to its existing Amended and Restated Credit Agreement, which is referred to herein as the “Facility.”

The Amendment modifies the Facility by extending the time frame during which Bacterin International may elect to allow interest to accrue on its loan in lieu of making interest payments, from December 31, 2015 to March 31, 2016. The Amendment also lowers the minimum liquidity requirements of Bacterin International and the Company, by allowing Bacterin International and the Company to maintain liquidity amounts of $500,000 or more prior to June 30, 2016. At all times after June 30, 2016 and until January 1, 2017, Bacterin International and the Company are required to maintain liquidity amounts of $2,500,000 or greater.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated March 31, 2016, by and among Bacterin International, as the Borrower, and Orbimed Royalty Opportunities II, LP and ROS Acquisition Offshore LP, as the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2016
XTANT MEDICAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated March 31, 2016, by and among Bacterin International, as the Borrower, and Orbimed Royalty Opportunities II, LP and ROS Acquisition Offshore LP, as the Lenders.